As filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-152029
333-152029-01

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

Thomson Reuters Corporation	(Exact name of registrant as specified in its charter)	Thomson Reuters PLC

Ontario, Canada	(State or other jurisdiction of incorporation or organization)	England and Wales

98-0176673	(I.R.S. Employer Identification No. (if applicable))	98-0626457

3 Times Square
 New York, New York 10036
 (Address of principal executive offices)

 Thomson Reuters Stock Incentive Plan
 Thomson Reuters U.S. Employee Stock Purchase Plan
 Thomson Reuters Global Employee Stock Purchase Plan
 Thomson Reuters Deferred Compensation Plan
 (Full title of the plans)

Thomson Reuters Holdings Inc.
 Attn: Deirdre Stanley, Executive Vice President and General Counsel
 3 Times Square
 New York, New York 10036
 (Name and address of agent for service)

(646) 223-4000
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-152029/333-152029-01) (the "2008 Registration Statement") is being filed to deregister 8,500,000 Thomson Reuters PLC ordinary shares that were previously registered for issuance as part of the 2008 Registration Statement, as originally filed on June 30, 2008.  On September 10, 2009, Thomson Reuters will unify its dual listed company (“DLC”) structure. Pursuant to the DLC unification, each ordinary share of Thomson Reuters PLC will be exchanged for one common share of Thomson Reuters Corporation, and Thomson Reuters PLC will become a wholly-owned subsidiary of Thomson Reuters Corporation. Accordingly, all outstanding Thomson Reuters PLC ordinary shares will either be cancelled or transferred to Thomson Reuters Corporation. Pursuant to the undertakings contained in the 2008 Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Thomson Reuters Corporation and Thomson Reuters PLC are filing this Post-Effective Amendment No. 1 to the 2008 Registration Statement to deregister all 8,500,000 ordinary shares of Thomson Reuters PLC that were previously registered and have not been sold or otherwise issued as of the date of filing of this Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 1 to the 2008 Registration Statement does not deregister any common shares of Thomson Reuters Corporation that were previously registered as part of the 2008 Registration Statement. Thomson Reuters Corporation plans to file a separate Registration Statement on Form S-8 (the “New Registration Statement”) to register an additional 8,500,000 common shares of Thomson Reuters Corporation. The $9,219.78 registration fee previously paid on June 30, 2008 to register the Thomson Reuters PLC ordinary shares under the 2008 Registration Statement, and that are now being deregistered under this Post-Effective Amendment No. 1 to the 2008 Registration Statement, will be carried forward and applied to the registration fee that will be due when Thomson Reuters Corporation registers the same number of shares on the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 9th day of September 2009.

THOMSON REUTERS CORPORATION

By:	/s/ Deirdre Stanley
	Name:	Deirdre Stanley
	Title:	Executive Vice President and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on this 9th day of September 2009.

Signature	Title

*	Chief Executive Officer and Director
Thomas H. Glocer	(principal executive officer)

*	Executive Vice President and Chief Financial Officer
Robert D. Daleo	(principal financial officer)

*	Senior Vice President, Controller and Chief Accounting Officer
Linda J. Walker	(principal accounting officer)

Chairman of the Board of Directors
David Thomson

*	Deputy Chairman of the Board of Directors
W. Geoffrey Beattie

*	Deputy Chairman of the Board of Directors
Niall FitzGerald

Director
Manvinder S. Banga

*	Director
Mary Cirillo

*	Director
Steven A. Denning

*	Director
Lawton Fitt

*	Director
Roger L. Martin

*	Director
Sir Deryck Maughan

*	Director
Kenneth Olisa

*	Director
Vance K. Opperman

Director
John M. Thompson

*	Director
Peter J. Thomson

*	Director
John A. Tory

*	By:	/s/ Deirdre Stanley	Attorney-in-Fact
Deirdre Stanley

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the undersigned, Thomson Reuters Corporation’s duly authorized representative in the United States, on this 9th day of September 2009.

THOMSON REUTERS HOLDINGS INC.

By:	/s/ Marc E. Gold
	Name:	Marc E. Gold
	Title:	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 9th day of September 2009.

THOMSON REUTERS PLC

By:	/s/ Deirdre Stanley
	Name:	Deirdre Stanley
	Title:	Executive Vice President and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on this 9th day of September 2009.

Signature	Title

*	Chief Executive Officer and Director
Thomas H. Glocer	(principal executive officer)

*	Executive Vice President and Chief Financial Officer
Robert D. Daleo	(principal financial officer)

*	Senior Vice President, Controller and Chief Accounting Officer
Linda J. Walker	(principal accounting officer)

*	Chairman of the Board of Directors
David Thomson

*	Deputy Chairman of the Board of Directors
W. Geoffrey Beattie

*	Deputy Chairman of the Board of Directors
Niall FitzGerald

Director
Manvinder S. Banga

*	Director
Mary Cirillo

*	Director
Steven A. Denning

*	Director
Lawton Fitt

*	Director
Roger L. Martin

*	Director
Sir Deryck Maughan

*	Director
Kenneth Olisa

*	Director
Vance K. Opperman

Director
John M. Thompson

*	Director
Peter J. Thomson

*	Director
John A. Tory

*	By:	/s/ Deirdre Stanley	Attorney-in-Fact
Deirdre Stanley

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the undersigned, Thomson Reuters PLC’s duly authorized representative in the United States, on this 9th day of September 2009.

THOMSON REUTERS HOLDINGS INC.

By:	/s/ Marc E. Gold
	Name:	Marc E. Gold
	Title:	Assistant Secretary